UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

42-47 Lower Mount Street, Dublin 2, Ireland

(Address and zip code of principal executive offices)

(415) 541-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 21, 2008, Critical Path, Inc. (the “Company”) held a special meeting of its shareholders at which the Company’s shareholders voted on the following proposals: (1) to adopt an amendment to the Company’s existing amended and restated articles of incorporation (the “Existing Articles”) to provide for a 70,000-to-1 reverse stock split of the Company’s Series E Redeemable Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), to be effected immediately following the Merger (as defined below) and the cashing out of fractional shares of the Series E Preferred Stock resulting from such reverse split on an as if converted to Common Stock (as defined below) basis at a per share price equal to $.102 (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassification of the Company’s common stock, par value $.001 per share (“Common Stock”)) plus the Contingent Litigation Recovery right (as defined below); (2) to adopt an amendment to the Existing Articles to provide for the conversion of the Company’s Series D Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share (the “Series D Preferred Stock”), and Series E Preferred Stock into shares of Common Stock upon the election of holders of a majority of the outstanding shares of each such series to convert, to be effected immediately following the reverse stock split described in proposal (1) above; (3) to adopt an amendment to the Existing Articles to increase the number of authorized shares of Common Stock to 500,000,000 in order to consummate the exchange of all of the Company’s outstanding 13.9% promissory notes due June 30, 2008 (the “13.9% Notes”) for shares of Common Stock at a per share price equal to $.102 following the conversion referred to in proposal (2) above pursuant to the terms of the Note Exchange Agreement, dated as of December 5, 2007, by and among the Company and the holders of all of the outstanding 13.9% Notes; (4) to adopt an amendment to the Existing Articles to permit its shareholders to act by written consent; (5) to adopt an amendment to the Existing Articles to terminate the authorization to issue Series F Redeemable Convertible Preferred Stock, par value $.001 per share (the “Series F Preferred Stock”); (6) to adopt an amendment to the Existing Articles to provide that the transactions described in the Company’s definitive proxy statement dated March 20, 2008 do not constitute a change of control for purposes of the Existing Articles as amended and restated to give effect to the amendments set forth in proposals (1) through (6) above (the “Second Amended and Restated Articles”); (7) to adopt the Second Amended and Restated Articles as a whole; and (8) to adopt the Agreement and Plan of Merger, dated as of December 5, 2007, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of February 19, 2008 (the “Merger Agreement”), by and among the Company, CP Holdco, LLC, a Delaware limited liability company (“Parent”), and CP Merger Co., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and to approve the merger of Merger Sub with and into the Company as contemplated by the Merger Agreement (the “Merger”).

The proposal to adopt an amendment to the Existing Articles to provide for a 70,000-to-1 reverse stock split of the Series E Preferred Stock was approved by the affirmative vote of a majority of (i) the outstanding shares of Series D Preferred Stock, voting as a separate class, (ii) the outstanding shares of Series E Preferred Stock, voting as a separate class, and (iii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, with each share of Common Stock being entitled to one vote, each share of Series D Preferred Stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $4.20 and each share of Series E Preferred Stock being entitled to as many votes as is equal to accreted value of such share on the record date divided by $1.50 (the foregoing is referred to herein as “voting on a modified as converted basis”).

The proposal to adopt an amendment to the Existing Articles to provide for the conversion of the Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock upon the election of holders of a majority of the outstanding shares of each such series to convert was approved by the affirmative vote of a majority of (i) the outstanding shares of Series D Preferred Stock, voting as a separate class, (ii) the outstanding shares of Series E Preferred Stock, voting as a separate class, and (iii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt an amendment to the Existing Articles to increase the number of authorized shares of Common Stock to 500,000,000 was approved by the affirmative vote of a majority of (i) the outstanding shares of Common Stock, voting as a separate class, (ii) the outstanding shares of Series D Preferred Stock, voting as a separate class, and (iii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt an amendment to the Existing Articles to permit shareholders to act by written consent was approved by the affirmative vote of a majority of (i) the outstanding shares of Common Stock, voting as a separate class, (ii) the outstanding shares of Series D Preferred Stock, voting as a separate class, (iii) the outstanding shares of Series E Preferred Stock, voting as a separate class, and (iv) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt an amendment to the Existing Articles to terminate the authorization to issue Series F Preferred Stock was approved by the affirmative vote of a majority of (i) the outstanding shares of Series D Preferred Stock, voting as a separate class, and (ii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt an amendment to the Existing Articles to provide that the transactions do not constitute a change of control for purposes of the Second Amended and Restated Articles was approved by the affirmative vote of a majority of (i) the outstanding shares of Series D Preferred Stock, voting as a separate class, (ii) the outstanding shares of Series E Preferred Stock, voting as a separate class, and (iii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt the Second Amended and Restated Articles as a whole was approved by the affirmative vote of a majority of (i) the outstanding shares of Common Stock, voting as a separate class, (ii) the outstanding shares of Series D Preferred Stock, voting as a separate class, (iii) the outstanding shares of Series E Preferred Stock, voting as a separate class, and (iv) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

The proposal to adopt the Merger Agreement was approved by the affirmative vote of a majority of (i) the outstanding shares of Common Stock, voting as a separate class, and (ii) the outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on a modified as converted basis.

After the consummation of the Merger, the Common Stock will no longer trade on any stock exchange or quotation system, including the OTC Bulletin Board. Under the terms of the Merger Agreement, holders of Common Stock will receive $.102 in cash (subject to adjustments upon any stock split, stock dividend, stock distribution or reclassification of the Common Stock) plus a contingent right (the “Contingent Litigation Recovery Right”) to receive a pro rata amount of any net recovery received by the Company with respect to an action pending in the United States District Court for the Western District of Washington captioned Vanessa Simmonds v. Bank of America Corporation and J. P. Morgan Chase & Co. (without interest and less any required withholding taxes) for each share of Common Stock they hold. Consummation of the Merger is subject to the satisfaction or waiver of all of the closing conditions set forth in the Merger Agreement.

On April 22, 2008, the Company issued a press release entitled “Critical Path, Inc. Shareholders Approve Merger and Second Amended and Restated Articles of Incorporation” (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

By:	/s/ James A. Clark
Name:	James A. Clark
Title:	Executive Vice President and
Chief Financial Officer

Date: April 23, 2008